April 12, 2012

Board of Trustees

Power REIT

55 Edison Avenue

West Babylon, NY  11704

Ladies and Gentlemen:

We have acted as special counsel to Power REIT, a Maryland real estate investment trust (the “Company”) in connection with certain matters arising out of the registration of the following securities (collectively, the “Securities”): (i) shares of common shares of beneficial interest, $0.001 par value per share, of the Company (“Common Shares”); (ii) preferred shares of beneficial interest of the Company (“Preferred Shares”); (iii) rights to purchase Common Shares, Preferred Shares, or Units (as defined below) (“Rights”); (iv) warrants to purchase Common Shares, Preferred Shares, or Units (as defined below) (“Warrants”); and (v) units comprised of one or more Common Shares, Preferred Shares, Rights or Warrants, in any combination (“Units”), at an initial aggregate offering price which will not exceed $100,000,000, covered by the Company’s Registration Statement on Form S-3, and all amendments thereto (the “Registration Statement”), filed by the Company on the date hereof with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

For purposes of this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed, including, without limitation the following (collectively, the “Documents”).

1.  The Registration Statement and the related form of prospectus (the “Prospectus”) included therein in the form in which it was transmitted to the Commission under the Act;

2.  The Declaration of Trust of the Company (the “Declaration”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.  The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4.  A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.  Resolutions adopted by the Board of Trustees of the Company (the “Board of Trustees”), relating to the registration of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6.  A certificate executed by an officer of the Company, dated as of the date hereof (the “Officer Certificate”); and

7.   Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.  Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.  Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.  Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.  All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.  The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Board of Trustees, or a duly authorized committee thereof, in accordance with and not in violation of the Maryland General Corporation Law, the Declaration, the Bylaws and the Resolutions (such approval referred to herein as the “Proceedings”).

6.  Articles of Amendment to the Declaration (an “Amendment”) creating and designating the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Shares.

7.  Upon the issuance of any Securities that are Common Shares (“Common Securities”), including Common Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Securities, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration.

8.  Upon the issuance of any Securities that are Preferred Shares (“Preferred Securities”), including Preferred Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Securities, the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the Declaration, will not exceed the total number of Preferred Shares or the number of shares of such class or series of Preferred Shares that the Company is then authorized to issue under the Declaration.

9.  None of the Securities will be issued, sold or transferred in violation of the restrictions on ownership and transfer set forth in the Declaration or any comparable provision in any Amendment creating any class or series of Preferred Shares.

   In connection with the opinions rendered below, we also have relied upon the correctness of the factual representations contained in the Officer Certificate. No facts have come to our attention that would cause us to question the accuracy and completeness of such factual representations in a material way.

Based upon the foregoing and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.  Upon the completion of all Proceedings relating to Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

2.  Upon the completion of all Proceedings relating to Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

3.  Upon the completion of all Proceedings relating to Securities that are Rights, the issuance of the Rights will be duly authorized.

4.  Upon the completion of all Proceedings relating to Securities that are Warrants, the issuance of the Warrants will be duly authorized.

5.  Upon the completion of all Proceedings relating to Securities that are Units, the issuance of the Units will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Proceedings, any Common Securities and Preferred Securities therein comprised will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to matters of law solely on applicable provisions of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, and applicable provisions of the Maryland General Corporation Law, as amended, and we do not express any opinion herein concerning any other law.

We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. Except as described in the next paragraph,  this opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to (i) the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and (ii) the reference to this firm under the caption “Legal Matters” in the Prospectus.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Leech Tishman Fuscaldo & Lampl LLC